  Exhibit 31.2

CELSION CORPORATION

CERTIFICATION

I, Jeffrey W. Church, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Celsion Corporation; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Celsion Corporation

June 19, 2015	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Senior Vice President and Chief Financial Officer (Principal Financial Officer)